Exhibit 99.1

Aimfinity Investment Corp. I Announces Pricing of $70 Million Initial Public Offering

NEW YORK – April 25, 2022 - Aimfinity Investment Corp. I (NASDAQ: AIMA, the “Company”) announced today that it priced its initial public offering (“IPO”) of 7,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The NASDAQ Global Market (“NASDAQ”) and trade under the symbol “AIMAU” beginning on, April 26, 2022. Each unit issued in the IPO consists of one Class A ordinary share, one Class 1 redeemable warrant and one-half of one Class 2 redeemable warrant, with each whole warrant exercisable to purchase one whole share of Class A ordinary share at a price of $11.50 per share. The separation of the Class 1 redeemable warrant will result in a new unit upon such separation (the “new unit”), comprising one Class A ordinary share and one-half of one Class 2 redeemable warrant. Once the Class 1 redeemable warrants begin separate trading, the Class 1 redeemable warrants and new units will be listed on NASDAQ under the symbols “AIMAW” and “AIMBU”. Class A ordinary shares will not trade separately unless and until consummation of the initial business combination and will be listed on NASDAQ under the symbol “AIMA”. The offering is expected to close on April 28, 2022, subject to customary closing conditions.

US Tiger Securities, Inc. and EF Hutton, division of Benchmark Investments, LLC are acting as the joint book-running managers in the IPO. The Company has granted the underwriters a 45-day option to purchase up to 1,050,000 additional units at the IPO price to cover over-allotments, if any.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and declared effective on April 25, 2022. A final prospectus relating to this Offering will be filed with the SEC. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, by contacting US Tiger Securities, Inc., 437 Madison Avenue, 27th Floor, New York, New York 10022; email: IB@ustigersecurities.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aimfinity Investment Corp. I

Aimfinity Investment Corp. I is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company has not selected any business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with it. While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, it will not complete its initial business combination with a target that is headquartered in China (including Hong Kong and Macau) or conducts a majority of its business in China (including Hong Kong and Macau).

Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties. Forward looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement, as amended from time to time, and prospectus for the offering filed with the SEC. Such forward-looking statements include the successful consummation of the Company’s initial public offering or exercise of the underwriters’ over-allotment option. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:

Jing (“George”) Cao

george.j.cao@gmail.com